UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2015, Westell Technologies, Inc. (the “Company”) mutually agreed with Mr. Scott T. Goodrich that he will serve in his current position as the Company's President, In-Building Wireless until his resignation on October 2, 2015. The Company has initiated a search for his successor.

To ensure an orderly transition of his responsibilities, on September 28, 2015, the Company entered into an independent contractor agreement (the “Agreement”) with Mr. Goodrich whereby Mr. Goodrich will provide business consulting services to the Company on an as needed basis as determined by the Company. Under the Agreement, Mr. Goodrich will be paid at biweekly rate of $4,808. The Agreement will expire on December 31, 2015, unless terminated earlier by Mr. Goodrich or the Company.

A copy of the press release announcing Mr. Goodrich's departure is attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Exhibits.

99.1	Press Release dated September 25, 2015 announcing departure of Mr. Goodrich.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: September 28, 2015	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
SVP, CFO, Treasurer and Secretary